EX99.23(b)


AMENDED AND RESTATED BY-LAWS
AS OF NOVEMBER 30, 1996

OF

D. L. BABSON BOND TRUST


ARTICLE I

FISCAL YEAR AND OFFICES

Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Trustees, the fiscal year of the trust shall begin on the first day of December and end on the last day of November.

Section 2. Registered Office. The registered office of the trust in Missouri shall be C/O JONES & BABSON, INC., 2440 Pershing Road, Suite G-15, Kansas City, Missouri 64108.

Section 3. Other Offices. The trust shall have the power to open additional offices for the conduct of its business, either within or outside the State of Missouri, at such places as the Board of Trustees may from time to time designate.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meeting. Meetings of the shareholders for the election of trustees shall be held in such place as the Board of Trustees may by resolution establish. In the absence of any specific resolution, annual meetings of shareholders shall be held at the trust's principal office in the State of Missouri. Meetings of shareholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The annual meetings of shareholders, if held, shall be held at such time during the month of September as may be fixed by the Board of Trustees by resolution each year. At any annual meeting, the shareholders shall elect a Board of Trustees and transact any other business which may properly be brought before the meeting. No annual meeting of shareholders shall be required in any year in which the only business to be transacted at such meeting does not require action by shareholders on any one or more of the following:

	(1)	the election of trustees;

	(2)	approval of the investment advisory agreement;

	(3)	ratification of the selection of independent public
accountants;

	(4)	approval of a distribution agreement.

Section 3. Special Meetings. At any time in the interval between annual meetings, special meetings of the shareholders may be called by the president or by a majority of the Board of Trustees and shall be called by the president or secretary upon written request of the holders of shares entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting.

Section 4. Notice. Not less than ten nor more than ninety days before the date of every annual or special shareholders' meeting, the secretary shall give to each shareholder entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 5. Record Date for Meetings. The Board of Trustees may fix in advance a date not more than ninety days, nor less than ten days, prior to the date of any annual or special meeting of the shareholders as a record date for the determination of the shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to receive notice of and to vote only such shares held and outstanding on such record date that continue to be held and outstanding at the time of voting.

Section 6. Quorum. At any meeting of shareholders, the presence in person or by proxy of the holders of a majority of the aggregate shares of beneficial interest at the time outstanding shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting originally notified.

Section 7. Majority. The vote of the holders of a majority of the shares of beneficial interest having voting power, as measured by the applicable quorum requirements set forth in Section 6, present in person or represented by proxy, at a meeting duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless otherwise required by the Investment Company Act of 1940, as amended.

Section 8. Voting. Each shareholder shall have one vote for each full share and a fractional vote for each fractional share of beneficial interest having voting power held by such shareholder on each matter submitted to a vote at a meeting of shareholders. A shareholder may cast his vote in person or by proxy, but no proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 9. Inspectors. At any election of trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result
of  the  vote taken.   No  candidate  for  the office of trustee shall
be appointed such inspector.   The chairman of the meeting may cause a
vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the shares of beneficial interest entitled to vote on such election or matter.

Section 10. Shareholder List. The officer who has charge of the share ledger of the trust shall, at least ten days before every election of trustees, prepare and make a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of meeting, or if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

ARTICLE III

TRUSTEES

Section 1. General Powers. The business of the trust shall be managed by its Board of Trustees, which may exercise all powers of the trust, except such as are by statute, or the Agreement and Declaration of Trust, or by these By-laws conferred upon or reserved to the shareholders.

Section 2. Number and Term of Office. The number of trustees which shall constitute the whole Board shall be determined from time to time by the Board of Trustees, but shall not be fewer than three. Each trustee elected shall hold office until his successor is elected and qualified. Trustees need not be shareholders.

Section 3. Elections. The Trustees shall all be of one class and shall serve until their respective successors are elected and qualified.

Section 4.  Place of Meeting.  Meetings of  the  Board  of
Trustees, regular or special, may be held at any place in or out of the State of Missouri as the Board may from time to time determine.

Section 5. Quorum. At all meetings of the Board of Trustees a majority of the entire Board of Trustees shall constitute a quorum for the transaction of business and the action of a majority of the trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the laws of the State of Missouri, these By-laws or the Agreement and Declaration of Trust or a different number is required by the Investment Company Act of 1940, as amended. If a quorum shall not be present at any meeting of trustees, the trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. First Meeting. The first meeting of each newly constituted Board of Trustees shall be held as soon as practicable after the annual meeting of shareholders in each year, at such time and place as shall be specified in a notice given as hereinafter provided for meetings of the Board of Trustees, or as shall be specified in a written waiver signed by all of the trustees.

Section 7.  Regular Meetings.  Regular meetings of the Board of
Trustees may be held without notice at such time and place as shall from time to time be determined by the Board of Trustees.

Section 8.  Special Meetings.  Special meetings of the Board of
Trustees may be called by the president on one day's notice to each trustee; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two trustees.

Section 9.  Telephonic Meetings.  Regular or special meetings, except for meetings to approve an investment advisory agreement or a distribution plan, of the Board of Trustees or any committee thereof, may be held by means of a conference telephone or similar communications equipment so that all persons participating in the meeting can hear each
other at the same time.   Participation in a meeting by these means
constitutes presence in person at the meeting.

Section 10. Informal Actions. Any action, except approval of an investment advisory agreement, or a distribution plan, required or permitted to be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting, if written consent to such action is signed in one or more counterparts by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 11. Committees. The Board of Trustees may by resolution passed by a majority of the whole Board appoint from among its members an executive committee and other committees composed of two or more trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the power of the Board of Trustees in the management of the business and affairs of the trust, except the power to declare dividends, to issue shares of beneficial interest or to recommend to shareholders any action requiring shareholders' approval. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

Section 12. Action of Committees. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by committees shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 13. Compensation. Any trustee, whether or not he is a salaried officer or employee of the trust, may be compensated for his services as a trustee or as a member of a committee of trustees, or as chairman of the Board or chairman of a committee by fixed or periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

Section 14. Removal. The shareholders of this trust may remove any trustee with or without cause by the affirmative vote of a majority of all the votes entitled to be cast for the election of trustees.

ARTICLE IV

NOTICES

Section 1. Form. Notices to shareholders shall be in writing and delivered personally or mailed to the shareholders at their addresses appearing on the books of the trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to trustees need not state the purpose of a regular or special meeting.

Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of shareholders, trustees or committee is required to be given under the provisions of Missouri law or under the provisions of the Agreement and Declaration of Trust or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy, or at the meeting of trustees or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V

OFFICERS

Section 1. Officers of the Trust. The officers of the trust shall be elected by the Board of Trustees and shall include a president, who shall be a trustee, a secretary and a treasurer. The Board of Trustees may, from time to time, elect or appoint a controller, one or more vice-presidents, assistant secretaries and assistant treasurers. The president shall preside at meetings of the Board of Trustees, unless the Board of Trustees, at its discretion, elects a chairman of the Board to preside at such meetings. In addition, such chairman shall perform and execute such executive and administrative duties and have such powers as the Board of Trustees may from time to time prescribe. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Agreement and Declaration of Trust or these By-laws to be executed, acknowledged or verified by two or more officers.

Section 2. Election. The Board of Trustees at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and a treasurer.

Section 3. Compensation. The salaries or other compensation of all officers and agents of the trust paid directly by the trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix such salaries or other compensation.

Section 4. Tenure. The officers of the trust shall serve for one year and until the successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the trust will be served thereby. Any vacancy occurring in any office of the trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees.

Section 5. President. The president, unless the chairman has been so designated, shall be the chief executive officer of the trust. He shall preside at all meetings of the shareholders and trustees and shall see that all orders and resolutions of the Board are carried into effect. The president shall also be the chief administrative officer of the trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

Section 6. Vice-Presidents. The vice-presidents, in the order of their seniority, shall in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the Board of Trustees may from time to time prescribe.

Section 7. Secretary. The secretary shall attend all meetings of the Board of Trustees and all meetings of the shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. In the absence of the secretary or an assistant secretary, proceedings of such meetings shall be recorded by a person selected by the chairman of the meeting. He shall give, or cause to be given, notice of meetings of the shareholders and of the Board of Trustees, and shall perform such other duties as may be prescribed by the Board of Trustees or president, under whose supervision he shall be.

Section 8. Assistant Secretaries. The assistant secretaries, in order of their seniority, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Trustees shall prescribe.

Section 9. Treasurer. The treasurer, unless another officer has been so designated, shall be the chief financial officer of the trust. He shall be responsible for the maintenance of its accounting records and shall render to the Board of Trustees, at its regular meetings, or when the Board of Trustees so requires, an account of all the trust's financial transactions and a report of the financial condition of the trust.

Section 10. Controller. The controller shall be under the direct supervision of the treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the trust, establish and maintain internal accounting control and, in cooperation with the independent public accountants selected by the Board of Trustees, shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the president or the Board of Trustees.

Section 11. Assistant Treasurers. The assistant treasurers, in the order of their seniority, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the president or the Board of Trustees may from time to time prescribe.

Section 12. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Trustees. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents, except assistant treasurers and to prescribe the respective rights, terms of office, authorities and duties.

ARTICLE VI

NET ASSET VALUE

The net asset value per share of beneficial interest of the trust shall be determined at least once each day at the close of business on the New York Stock Exchange on each day the New York Stock Exchange is open for trading. Net asset value shall be calculated by adding the value of all securities and other assets of the Fund, deducting its liabilities and dividing by the number of shares outstanding.

ARTICLE VII

INVESTMENT RESTRICTIONS

The following investment restriction cannot be changed without the consent of the holders of a majority of the trust's outstanding shares of beneficial interest; the trust shall not:

(1) purchase any investment security for credit or on margin, except such short-term credits as are necessary for the clearance of transactions; (2) participate on a joint or a joint-and-several basis in any trading account in securities; (3) sell any securities short; (4) borrow money, securities or other property in any event or for any purpose whatsoever, or issue any security senior to the shares authorized by the Trust Indenture; (5) lend money, securities or other assets of the Trust for any purpose whatsoever, provided however, that the acquisition of any publicly distributed securities shall not be held or construed to be the making of a loan; (6) mortgage, pledge, hypothecate or encumber in any manner whatsoever any investment securities at any time owned or held by the Trust; (7) underwrite or participate in the underwriting of any securities; (8) purchase shares of other investment companies except in the open market at ordinary broker's commission or pursuant to a plan of merger or consolidation;
(9) acquire any security issued by any issuer in which an officer, director or stockholder of such issuer is a Trustee of the Trust or an officer or director of a principal underwriter (as defined in the Investment Company Act of 1940) if after the purchase of such security one or more of the Trustees owns beneficially more than one-half (1/2) of one per centum (1%) of the capital stock of such issuer and such Trustees together own beneficially more than five per centum (5%) of the capital stock of such issuer; (10) acquire any security of another issuer if immediately after and as a result of such acquisition the market value of such securities of such other issuer shall exceed five per centum (5%) of the market value of the total assets of the Trust or the Trust shall own more than ten per centum (10%) of the outstanding voting securities of such issuer. This restriction does not apply to securities issued by the United States or any state, county, or municipality thereof; (11) invest more than 25% of the value of its assets in any one industry; (12) engage in the purchase or sale of real estate or commodities; (13) invest in companies for the purpose of exercising control of management; (14) purchase any securities which are subject to legal or contractual restrictions, i.e., restricted securities which may not be distributed publicly without registration under the Securities Act of 1933.


ARTICLE VIII

OTHER RESTRICTIONS

Section 1. Dealings. The officers and trustees of the trust and its investment adviser shall have no dealings for or on behalf of the trust with themselves as principal or agent, or with any corporation, partnership, trust, joint venture or association in which they have a financial interest, provided that this section shall not prevent:

(A)	Officers  or  trustees  of  the  trust  from having  a
financial interest in the trust, in any sponsor, manager, investment adviser or promoter of the trust, or in any underwriter or securities issued by the trust.

(B)	The purchase of securities for the portfolio of the trust,
or sale of securities owned by the trust through a security dealer, one or more of whose partners, officers, directors or security holders is an officer or trustee of the trust, provided such transactions are handled in a brokerage capacity only, and provided commissions charged do not exceed customary brokerage charges for such services.

(C)	The  employment  of any legal counsel,  registrar, transfer
agent, dividend disbursing agent or custodian having a partner, officer, director or security holder who is an officer or trustee of the trust; provided only customary fees are charged for services rendered to or for the benefit of the trust.

(D)	The purchase for the portfolio of  the  trust of securities
issued by an issuer having an officer, director or security holder who is an officer or trustee of the trust or of any manager of the trust, unless the retention of such securities in the portfolio of the trust would otherwise be a violation of these By-laws or the Agreement and Declaration of Trust of the trust.

ARTICLE IX

SHARES OF BENEFICIAL INTEREST

Section 1. Certificates. Each shareholder shall be entitled to a certificate or certificates which shall certify the number of shares owned by him in the trust. Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer.

Section 2.  Signature.  When a certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the trust and a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or
assistant  secretary  may  be  facsimile.   In  case  any  officer  who
has signed any certificate ceases to be an officer of the trust before the certificate is issued, the certificate may nevertheless be issued by the trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 3.  Recording and Transfer Without Certificates.
Notwithstanding the foregoing provisions of this article, the trust shall have full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of shares of the trust's beneficial interest by electronic or other means without the issuance of certificates.

Section 4.  Lost Certificates.  The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of beneficial interest to be stolen, lost or destroyed, or upon other satisfactory evidence
of such loss or  destruction.   When authorizing  such  issuance of a
new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and to give the trust a bond with sufficient surety, to the trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

Section 5. Registered Shareholders. The trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except, as otherwise provided by the laws of Missouri.

Section 6. Transfer Agents and Registrars. The trust may act as its own transfer agent and/or registrar, or it may delegate those duties to others. The Board of Trustees may from time to time, appoint or remove transfer agents and/or registrars of shares of beneficial interest of the trust, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of beneficial interest thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only countersignature by such person shall be required.

Section 7. Share Ledger. The trust shall maintain an original share ledger containing the names and addresses of all shareholders and the number and class of shares held by each shareholder. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 8. Transfers of Shares. The trust shall transfer or otherwise change the registration of its issued and outstanding shares in its share ledger upon receipt of an authorization in a form proper and acceptable to it or its duly appointed agent. To the extent such shares are evidenced by a certificate or certificates, the surrender of such certificate properly endorsed shall be required where necessary. Upon receipt of the transfer instructions in proper order by the trust, the trust shall change its share ledger records accordingly and record the transaction upon its books.

ARTICLE X

GENERAL PROVISIONS

Section 1.  Dividends.  With respect to dividends (including
"dividends" designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the Investment Company Act of 1940, as amended, or the Internal Revenue Code of 1954, as amended from time to time):

(A)	Such dividends,  at  the  election  of  the  shareholders,
may be automatically reinvested in additional shares (or fractions thereof) of the trust at the "net asset value" determined on the reinvestment date fixed by the Board of Trustees.

(B)	The  Board of Trustees in declaring any dividend, may fix a
record date not earlier than the date of declaration or more than 40 days prior to the date of payment, as of which the shareholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale) of any shares after such record date.

(C)	Dividends  or  distributions  on  shares  of beneficial
interest whether payable in shares or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that no dividend payment, or distribution in the nature of a dividend payment, may be made wholly or partly from any source other than accumulated, undistributed net income, determined in accordance with good accounting practice, and not including profits or losses realized in the sale of securities or other properties, unless such payment is accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

(i)	accumulated or undistributed  net  income  not
including profits or losses from the sale of securities or other properties;

(ii)	accumulated undistributed net profits from the sale of
securities or other properties;

(iii)	net profits from the  sale  of  securities  or other
properties during the then current fiscal year; and

(iv)	paid-in surplus or other capital source.

(D)	In declaring dividends and in recognition that the one goal
of the trust is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, the Board of Trustees shall be entitled to rely upon estimates made in the last two months of the fiscal year as to the amounts of distribution necessary for this purpose; and the Board of Trustees, acting consistently with good accounting practice and with the express provisions of these By-laws, may credit receipts and charge payments to income or otherwise, as it may seem proper.

(E)	Any dividends declared,  except as aforesaid, shall be
deemed liquidating dividends and the shareholders shall be so informed to whatever extent may be required by law. A notice that dividends have been paid from paid-in surplus, or a notice that dividends have been paid from paid-in capital, shall be deemed to be a sufficient notice that the same constitutes liquidating dividends.

(F)	Anything  in  these  By-laws  to the contrary
notwithstanding, the Board of Trustees may at any time declare and distribute pro rata among the shareholders of a record date fixed as above, a "share dividend" out of either authorized but unissued, or treasury shares of the trust, or both.

Section 2. Rights in Securities. The Board of Trustees, on behalf of the trust, shall have the authority to exercise all of the rights of the trust as owners of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes (including the right to authorize any officer of the manager to execute proxies), to consent to the reorganization, merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company; and to exchange any of the shares of stock of any company for shares of stock issued therefor upon any such reorganization, merger, consolidation, sale, lease or mortgage.

Section 3. Custodianship. Securities owned by the trust and cash representing (A) the proceeds from sales of securities owned by the trust and of shares issued by the trust, (B) payments of principal upon securities owned by the trust, or (C) capital distributions in respect of securities owned by the trust shall be held by one or more custodians, as permitted by the Investment Company Act of 1940, as amended, to be selected by the Board of Trustees.
Each bank and/or trust company selected as a custodian shall be organized and existing under a state banking and/or trust company law, or shall be a national banking association incorporated under the laws of the United States of America and qualified to act as a trust company, and shall have an aggregate capital, surplus and undivided profits of not less than $2,000,000. Each custodian shall enter into an agreement with the trust to serve as a custodian of such securities and cash on terms consistent with the provisions of these By-laws. From the time any such trust company, banking association or other permissible entity becomes a custodian of such securities and cash, it shall:

(A)	Deliver securities owned by the  trust,  only upon  sale  of such securities for the account of the trust and receipt of payment therefor by the custodian, or when such securities may be called, redeemed, retired or otherwise become payable, provided that this provision shall not prevent:

(i)	Delivery of securities for examination to  the broker
selling the same, in accordance with the "street delivery" custom, whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification.

(ii)	Delivery of securities of  an  issuer  in  exchange
for or for conversion into, other securities alone, or cash and other securities, pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment of the securities of such issuer or for deposit with a reorganization committee or protective committee, pursuant to a deposit agreement.

(iii)	The conversion by the custodian of  securities owned
by the trust, pursuant to the provisions of such securities into other securities.

(iv)	The surrender by the  custodian  of  warrants, rights
or similar securities owned by the trust in the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities.

(v)	The delivery of securities  as  collateral  on
borrowing affected by the trust, subject to the limitations of
Article VII of these By-laws.

(vi)	The  delivery of securities owned by the trust,  as  a
complete or partial redemption in kind of securities issued by the trust.

(B)	Deliver funds on the trust only upon the purchase of
securities for the portfolio of the trust, and the delivery of such securities to the custodian; provided always, that such limitation shall not prevent the release of funds by the custodian for redemption of shares issued by the trust, for payment of interest, dividend disbursements, taxes, management fees, custodian fees, other operating expenses properly authorized by an officer or officers as required by the custodian agreement, payments in connection with conversion, exchange or surrender of securities owned by the trust (as set forth in Subsection A of this Section) and for organizational and such other obligations as approved by the Board of Trustees certified in writing.

(C)	Upon the resignation or inability of a custodian to serve as custodian of the assets of the trust, the trust shall use its best efforts to obtain a successor custodian, to require that the cash and securities owned by the trust be delivered directly to such successor custodian and, in the event that no such successor can be found, to submit to the shareholders -- before permitting delivery of the cash and securities owned by the trust to anyone other than a successor custodian -- the question of whether the trust shall be liquidated or shall function without such custodian.

(D)	Nothing hereinbefore contained  shall  prevent  any such
custodian from delivering assets of the trust to a successor custodian having the qualifications hereinabove prescribed.

(E)	No trustees,  officers,  employees or agents of the trust
shall be authorized or permitted to withdraw any assets held by the custodian, except as permitted in this Article X and in the Custodian Agreement. Directions, notices or instructions to the custodian, with respect to delivery of securities, payment of cash or otherwise, shall be given by such officer or officers and/or such person or persons, and in such manner, as the Board of Trustees may from time to time designate.

Section 4. Reports. The trust shall transmit to the shareholders, at least semiannually, a report of the operations of the trust based at least annually upon an audit by independent public accountants. Said report shall clearly set forth the information customarily furnished in a balance sheet and profit and loss statement, and in addition, shall clearly set forth a statement of all amounts paid directly to securities dealers, legal counsel, transfer agents, disbursing agents, registrars, custodians or trustees, where such payments are made to a firm, corporation, bank or trust company having an officer, director or partner who is also an officer or trustee of this trust. A copy or copies, of all reports submitted to the shareholders of this trust shall also be sent, as required to the regulatory agencies of the United States of America and the states in which the securities of this trust are registered and sold.

Section 5. Bonding of Officers and Employees. All officers and employees of the trust shall be bonded to such extent, and in such manner, as may be required by law.

ARTICLE XI

AMENDMENTS

These By-laws may be altered, amended, repealed or restated at any regular or special meeting of the Board of Trustees, provided that the provisions of Article VII may not be altered, amended, repealed or restated without the consent of a majority of the holders of the trust's outstanding shares of beneficial interest (as defined in the Investment Company Act of 1940, as amended, and the trust's Agreement and Declaration of Trust) and provided further that the right of the Board of Trustees to alter, amend, repeal or restate and the procedures therefor meet the requirements of the Investment Company Act of 1940, as amended, if any.

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